EXHIBIT 99.3 – Supplemental, Unaudited Financial Information

AVAILABLE-FOR-SALE SECURITIES	March 31, 2012		December 31, 2011		March 31, 2011
(In Thousands)	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value

Obligations of U.S. Government agencies	$24,810	$25,488	$24,877	$25,587	$36,963	$37,129
Obligations of states and political subdivisions:
Tax-exempt	128,628	133,337	129,401	132,962	127,107	121,789
Taxable	16,846	17,206	14,004	14,334	11,676	11,507
Mortgage-backed securities	117,251	121,943	116,602	121,769	99,220	103,627
Collateralized mortgage obligations, Issued by U.S. Government agencies	162,846	165,764	161,818	165,131	152,718	153,558
Corporate bonds	0	0	0	0	1,000	1,019
Trust preferred securities issued by individual institutions	7,783	8,147	7,334	8,146	6,640	8,040
Collateralized debt obligations:
Pooled trust preferred securities - senior tranches	4,993	4,638	4,996	4,638	9,937	9,038
Pooled trust preferred securities - mezzanine tranches	0	782	0	730	0	0
Other collateralized debt obligations	660	660	660	660	681	681
Total debt securities	463,817	477,965	459,692	473,957	445,942	446,388
Marketable equity securities	6,151	8,699	5,643	7,728	4,789	6,586
Total	$469,968	$486,664	$465,335	$481,685	$450,731	$452,974

Summary of Loans by Type
(Excludes Loans Held for Sale)
(In Thousands)	Mar. 31,	Dec. 31,	Mar. 31,
	2012	2011	2011
Residential mortgage:
Residential mortgage loans - first liens	$326,343	$331,015	$335,362
Residential mortgage loans - junior liens	27,590	28,851	30,403
Home equity lines of credit	30,534	30,037	26,887
1-4 Family residential construction	8,409	9,959	7,666
Total residential mortgage	392,876	399,862	400,318
Commercial:
Commercial loans secured by real estate	158,323	156,388	164,201
Commercial and industrial	54,370	57,191	57,494
Political subdivisions	36,517	37,620	36,226
Commercial construction and land	23,577	23,518	23,340
Loans secured by farmland	10,334	10,949	11,715
Multi-family (5 or more) residential	6,326	6,583	7,600
Agricultural loans	2,982	2,987	3,199
Other commercial loans	323	552	862
Total commercial	292,752	295,788	304,637
Consumer	11,960	12,665	14,004
Total	697,588	708,315	718,959
Less: allowance for loan losses	(7,370)	(7,705)	(8,846)
Loans, net	$690,218	$700,610	$710,113

Loans Held for Sale
(In Thousands)	Mar. 31,	Dec. 31,	Mar. 31,
	2012	2011	2011
Residential mortgage loans originated and serviced - outstanding balance	$64,569	$57,577	$35,493
Less: outstanding balance of loans sold	(62,346)	(56,638)	(35,358)
Loans held for sale, net	$2,223	$939	$135

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(In Thousands)
	3 Months	3 Months	Year	3 Months
	Ended	Ended	Ended	Ended
	Mar. 31,	Dec. 31,	Dec. 31,	Mar. 31,
	2012	2011	2011	2011
Balance, beginning of period	$7,705	$8,177	$9,107	$9,107
Charge-offs	(176)	(479)	(1,446)	(97)
Recoveries	23	94	329	28
Net charge-offs	(153)	(385)	(1,117)	(69)
(Credit) provision for loan losses	(182)	(87)	(285)	(192)
Balance, end of period	$7,370	$7,705	$7,705	$8,846

PAST DUE AND NONPERFORMING ASSETS
(In Thousands)
	Mar. 31,	Dec. 31,	Mar. 31,
	2012	2011	2011
Total loans past due 30-89 days and still accruing	$5,827	$7,898	$5,291

Nonperforming assets:
Total loans past due 90 days or more and still accruing	$1,252	$1,267	$453
Total nonaccrual loans	6,961	7,197	10,371
Foreclosed assets held for sale (real estate)	977	1,235	707
Total nonperforming assets	$9,190	$9,699	$11,531

Total nonperforming assets as a % of assets	0.70%	0.73%	0.88%

Table III - Analysis of Average Daily Balances and Rates
(Dollars in Thousands)

	3 Months		3 Months		3 Months
	Ended	Rate of	Ended	Rate of	Ended	Rate of
	3/31/2012	Return/	12/31/2011	Return/	3/31/2011	Return/
	Average	Cost of	Average	Cost of	Average	Cost of
	Balance	Funds %	Balance	Funds %	Balance	Funds %
EARNING ASSETS
Available-for-sale securities, at amortized cost:
Taxable	$331,007	3.32%	$337,405	3.27%	$327,104	3.42%
Tax-exempt	127,729	6.03%	130,819	5.87%	126,973	6.08%
Total available-for-sale securities	458,736	4.08%	468,224	4.00%	454,077	4.16%
Interest-bearing due from banks	34,334	0.33%	36,404	0.31%	31,750	0.20%
Loans held for sale	1,057	3.42%	953	7.08%	1,722	4.95%
Loans receivable:
Taxable	665,936	6.26%	669,755	6.33%	687,253	6.40%
Tax-exempt	36,218	6.36%	35,744	6.29%	35,073	6.44%
Total loans receivable	702,154	6.27%	705,499	6.33%	722,326	6.40%
Total Earning Assets	1,196,281	5.25%	1,211,080	5.25%	1,209,875	5.40%
Cash	16,891		17,812		16,985
Unrealized gain/loss on securities	17,923		12,710		(588)
Allowance for loan losses	(7,739)		(8,255)		(9,201)
Bank premises and equipment	18,898		19,286		22,474
Intangible Asset - Core Deposit Intangible	204		230		315
Intangible Asset - Goodwill	11,942		11,942		11,942
Other assets	48,282		50,743		60,758
Total Assets	$1,302,682		$1,315,548		$1,312,560

INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest checking	$161,524	0.13%	$161,274	0.15%	$163,479	0.32%
Money market	205,866	0.19%	208,855	0.18%	203,439	0.30%
Savings	104,532	0.10%	101,405	0.10%	92,625	0.25%
Certificates of deposit	191,924	1.73%	195,774	1.81%	212,133	1.99%
Individual Retirement Accounts	146,241	0.96%	149,219	1.12%	161,174	2.99%
Other time deposits	942	0.00%	801	0.50%	956	0.42%
Total interest-bearing deposits	811,029	0.67%	817,328	0.73%	833,806	1.25%
Borrowed funds:
Short-term	7,422	0.16%	12,673	0.09%	16,865	0.14%
Long-term	115,607	4.00%	127,692	4.04%	145,802	4.01%
Total borrowed funds	123,029	3.77%	140,365	3.68%	162,667	3.61%
Total Interest-bearing Liabilities	934,058	1.08%	957,693	1.16%	996,473	1.63%
Demand deposits	189,275		186,562		168,211
Other liabilities	9,452		8,721		6,461
Total Liabilities	1,132,785		1,152,976		1,171,145
Stockholders' equity, excluding other comprehensive income/loss	158,801		154,484		142,054
Other comprehensive income/loss	11,096		8,088		(639)
Total Stockholders' Equity	169,897		162,572		141,415
Total Liabilities and Stockholders' Equity	$1,302,682		$1,315,548		$1,312,560
Interest Rate Spread		4.17%		4.09%		3.77%
Net Interest Income/Earning Assets		4.41%		4.33%		4.05%

Total Deposits (Interest-bearing and Demand)	$1,000,304		$1,003,890		$1,002,017

(1)	Rates of return on tax-exempt securities and loans are presented on a fully taxable-equivalent basis.
The income tax rate used was 35% for the 3 months ended March 31, 2012 and 34% for the 2011 tables.
(2)	Nonaccrual loans have been included with loans for the purpose of analyzing net interest earnings.

COMPARISON OF NONINTEREST INCOME
(In Thousands)	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2012	2011	2011
Service charges on deposit accounts	$1,161	$1,187	$1,131
Service charges and fees	220	206	218
Trust and financial management revenue	929	864	877
Brokerage revenue	168	89	123
Insurance commissions, fees and premiums	34	65	68
Interchange revenue from debit card transactions	495	495	452
Net gains from sales of loans	265	430	259
Increase in cash surrender value of life insurance	119	127	122
Net gain (loss) from other real estate	104	33	(19)
Impairment loss on limited partnership investment	0	0	(948)
Other operating income	264	215	272
Total other operating income, before realized gains on available-for-sale securities, net	$3,759	$3,711	$2,555

COMPARISON OF NONINTEREST EXPENSE
(In Thousands)	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2012	2011	2011
Salaries and wages	$3,575	$3,545	$3,401
Pensions and other employee benefits	1,366	1,063	1,306
Occupancy expense, net	636	600	732
Furniture and equipment expense	482	497	484
FDIC Assessments	146	144	325
Pennsylvania shares tax	332	322	319
Other operating expense	1,980	1,777	1,696
Total Noninterest Expense	$8,517	$7,948	$8,263